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                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

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                          FORM 8-K
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                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


                Date of Report:  May 1, 1997
              (Date of earliest event reported)


                    EMERITUS CORPORATION
   (Exact name of registrant as specified in its charter)



     WASHINGTON            1-14012            91-1605464
   (State or other     (Commission file     (I.R.S Employer
   jurisdiction of         number)        Identification No.)
  incorporation or
    organization)


               3131 Elliott Avenue, Suite 500
                      Seattle, WA 98121
          (Address of principal executive offices)
                       (206) 298-2909
    (Registrant's telephone number, including area code)



























ITEM 1.     NOT APPLICABLE.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On May 1, 1997, Emeritus Corporation (the "Company") completed the acquisition of three assisted-living communities (the "La Casa Communities" ), located in Florida, containing an aggregate of approximately 424 units for a purchase price of $33.0 million. The La Casa Communities were acquired from Englewood Retirement Center, Inc., Stanford Center, Inc. and NPR Retirement Center, Inc.

            The $33.0 million acquisition was financed through a first mortgage and subordinated debt. Fleet National Bank ("Fleet") financed $26.0 million through a two year first mortgage, interest at LIBOR plus 2.50%, payable interest only during the first year. Hanseatic Corporation ("Hanseatic") financed $7.0 million through 18% three year subordinate debt, 10% payable monthly and 8% accrued and due at maturity. The subordinate debt is secured by pledge of the stock in Emeritus Properties V, Inc., a wholly owned subsidiary of the Company and is fully subordinated to the Fleet mortgage.

            The La Casa Communities are comprised of three communities, La Casa Grande in New Port Richey, Florida, Stanford Centre in Altamonte Spring, Florida and River Oaks in Englewood, Florida, which operate residential-style congregate care, assisted-living and Alzheimer care communities for seniors. The Company intends to continue operating the La Casa Communities in the same manner. The Company's growth strategy has focused, and will continue to focus, on the acquisition of existing long-term-care facilities that either are currently operated as assisted-living communities or can be efficiently repositioned by the Company as assisted-living communities, and the development of assisted-living facilities.

ITEMS 3-6.  NOT APPLICABLE.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                 The La Casa Communities combined balance sheet as of December 31, 1996, and the combined statements of income, shareholders' equity and cash flows for the year ended December 31, 1996, along with the notes thereto and the report of KPMG Peat Marwick LLP dated May 9,1997 relating to such financial statements.


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            (b)  PRO FORMA FINANCIAL INFORMATION.

            (1) Emeritus Corporation Pro Forma Condensed Consolidated Balance Sheet (unaudited) December 31, 1996.

            (2) Emeritus Corporation Pro Forma Condensed Consolidated Statement of Operations (unaudited) For the Year
                 Ended December 31, 1996.

            (3) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

            It is impracticable to provide the Financial Statements of Business Acquired and the Pro Forma financial information required by this Item 7(a) and (b) at this time. Such information will be filed by amendment on Form 8-K/A as soon as practicable, but in any event, not later than July 15, 1997.

            (c)  EXHIBITS.

            10.1 Stock Purchase Agreement dated September 30, 1996 between Wayne Voegele, Jerome Lang, Ronald Carlson, Thomas Stanford, Frank McMillan, Lonnie Carlson, and Carla Holweger ("Seller") and the registrant
                  ("Purchaser") with respect to La Casa Grande.

            10.2 First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to La Case Grande.

            10.3 Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to River Oaks.

            10.4 First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to River Oaks.

            10.5 Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to Stanford Centre.

            10.6 First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to Stanford Centre.

ITEM 8.   NOT APPLICABLE.








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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    May 15, 1997

                                         EMERITUS CORPORATION
                                                 (Registrant)

                                           /s/ Kelly J. Price
                                        ---------------------
                              Kelly J. Price, Chief Financial
                          Officer and Vice President, Finance


                                          /s/ James S. Keller
                                        ---------------------
                              James S. Keller, Controller and
                            Director of Accounting (Principal
                                          Accounting Officer)
































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